Exhibit 99.1
Fortive Reports Third Quarter 2025 Results

•Delivered GAAP diluted net EPS of $0.35; adjusted diluted net EPS of $0.68
•Raising full year 2025 guidance
•Executed $1 billion of share repurchases, comprised of 21 million shares and representing ~6% of diluted shares outstanding
•Fortive Accelerated strategy now in execution mode, medium-term financial framework solidly intact

EVERETT, WA, October 29, 2025 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced financial results for the third quarter of 2025.

“Fortive delivered solid results in our first quarter as a simpler, more focused company,” said Olumide Soroye, President and CEO. “Our team delivered results ahead of our expectations across all key financial metrics, including core revenue growth, adjusted EBITDA growth, and adjusted EPS growth, reflecting the strength of our operating brands and the power of the Fortive Business System. In line with our disciplined capital allocation approach and our commitment to maximize shareholder returns, we executed $1 billion of share repurchases in the quarter.”

“Looking ahead, we are raising our full year 2025 guidance to reflect our strong third quarter adjusted EPS performance. We are executing our Fortive Accelerated strategy with urgency - through profitable growth acceleration powered by FBS Amplified, disciplined capital allocation, and a commitment to building investor trust. We remain confident in our financial framework and are poised to create meaningful shareholder value in the years ahead,” Mr. Soroye concluded.

Financial Highlights for Third Quarter 2025, Continuing Operations
•Revenue of $1.03 billion, up 2.3% year-over-year; core revenue up 1.9%
•GAAP net income of $117 million, 11.4% margin, up 4.9% year-over-year; adjusted EBITDA of $309 million, 30.1% margin, up 10.4% year-over-year
•GAAP diluted net EPS of $0.35, up 9.4% year-over-year; adjusted diluted net EPS of $0.68, up 15.3% year-over-year
•GAAP operating cash flow of $295 million, Trailing Twelve Months (TTM) GAAP operating cash flow of $1,019 million; Free Cash Flow of $266 million, TTM Free Cash Flow of $922 million
•Deployed $1.0 billion towards share repurchases in the third quarter

Raising Full Year 2025 Guidance, Continuing Operations
For the full year 2025, Fortive now anticipates adjusted diluted net earnings per share of $2.63 to $2.67, as compared to our prior expectation of $2.50 to $2.60.

Summary Financial Results, Continuing Operations

Fortive Continuing Operations	Q3-25	Q3-24	Variance
Revenue	$1,027M	$1,004M	2.3% / 1.9% (reported / core)
GAAP Net Income	$117M	$111M	4.9%
GAAP Net Income margin	11.4%	11.1%	30 bps
Adj. EBITDA	$309M	$280M	10.4%
Adj. EBITDA margin	30.1%	27.9%	220 bps
GAAP diluted net earnings per share	$0.35	$0.32	9.4%
Adj. diluted net earnings per share	$0.68	$0.59	15.3%
GAAP Operating cash flow	$295M	$305M	(3.3)%
Free cash flow	$266M	$283M	(6.0)%
TTM GAAP Operating cash flow	$1,019M	$961M	6.1%
TTM Free cash flow	$922M	$874M	5.5%

Summary Segment Financial Results, Continuing Operations

Intelligent Operating Solutions	Q3-25	Q3-24	Variance
Revenue	$699M	$681M	2.6% / 2.2% (reported / core)
GAAP Operating profit	$181M	$169M	6.9%
GAAP Operating margin	25.9%	24.8%	110 bps
Adj. EBITDA	$242M	$227M	6.7%
Adj. EBITDA margin	34.6%	33.3%	130 bps

Advanced Healthcare Solutions	Q3-25	Q3-24	Variance
Revenue	$328M	$322M	1.9% / 1.1% (reported / core)
GAAP Operating profit	$43M	$37M	15.8%
GAAP Operating margin	12.9%	11.4%	150 bps
Adj. EBITDA	$92M	$87M	6.6%
Adj. EBITDA margin	28.1%	26.9%	120 bps

PRECISION TECHNOLOGIES SEPARATION
On June 28, 2025 (the “Distribution Date”), the Company completed the separation (the “Separation” or the “PT Separation”) of its former Precision Technologies segment by distributing to Fortive shareholders on a pro rata basis all of the issued and outstanding common stock of Ralliant Corporation (“Ralliant”), the entity incorporated to hold the PT businesses. The requirements for reporting the Ralliant business as discontinued operations were met upon completion of the PT Separation. Unless otherwise indicated, all amounts herein refer to continuing operations.
CONFERENCE CALL DETAILS
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events/Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 877-407-3110 within the U.S. or by dialing 215-268-9915 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call. You can access a replay of the conference call on the “Investors” section of Fortive’s website, www.fortive.com, under “Events/Presentations,” or by dialing 877-660-6853 within the U.S. or 201-612-7415 outside the U.S (Access ID: 13756329).
ABOUT FORTIVE
Fortive innovates essential technologies to keep our world safe and productive. Fortive’s strategic segments - Intelligent Operating Solutions and Advanced Healthcare Solutions - include iconic inventor brands with leading positions in their markets. The company’s businesses design, develop, manufacture, and market products, software, and services, building on leading brand names, innovative technologies, and strong market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 10,000 research and development, manufacturing, sales, distribution, service, and administrative team members in approximately 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with United States generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “adjusted EBITDA”, “adjusted EBITDA margin”, “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies. With respect to forward-looking non-GAAP measures, we have not reconciled with, or presented, corresponding forward-looking GAAP measures since doing so would require us to make assumptions with precision about acquisitions, currency translations, capital and other expenses and other similar adjustments during the future periods.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding anticipated financial results, anticipated prospects and strategies, future opportunities, capital allocation strategies, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” "target", or “will” or other words of similar meaning, are “forward-looking statements” within the meaning of the United States federal securities laws. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and deteriorating trade relations with other countries, including imposition of tariffs and retaliatory tariffs between United States and China and other countries, responsive economic nationalism, trade restrictions, and enhanced regulation, impact of any prolonged government shutdown, the financial markets, geopolitical conditions and conflicts, security breaches or other disruptions of our information technology systems, supply chain constraints, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, our plans to separate into two independent, publicly-traded companies, risk related to tax treatment of our prior separations, impact of our indemnification obligation to Ralliant and Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the subsequent quarters. These forward-looking statements speak only as of the date of this presentation, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

INVESTOR CONTACT
Christina Jones
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000
Email: investors@fortive.com

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Sales	1,027.1	1,003.7	3,036.6	3,008.1
Cost of sales	(377.9)	(362.2)	(1,104.4)	(1,084.5)
Gross profit	649.2	641.5	1,932.2	1,923.6
Operating costs:
Selling, general and administrative	(427.6)	(407.5)	(1,244.3)	(1,233.4)
Research and development	(62.0)	(62.0)	(193.2)	(186.1)
Operating profit	159.6	172.0	494.7	504.1
Non-operating income (expense), net:
Interest expense, net	(25.4)	(37.1)	(89.5)	(119.8)
Other non-operating income (expense), net	0.8	(25.8)	3.1	(58.2)
Earnings from continuing operations before income taxes	135.0	109.1	408.3	326.1
Income taxes	(18.0)	2.4	(67.1)	(36.8)
Net earnings from continuing operations	117.0	111.5	341.2	289.3
Net earnings (loss) from discontinued operations	(62.0)	110.1	52.3	334.8
Net earnings	$55.0	$221.6	$393.5	$624.1

Net earnings per common share from continuing operations:
Basic	$0.35	$0.32	$1.01	$0.82
Diluted	$0.35	$0.32	$1.00	$0.82
Net earnings per common share from discontinued operations:
Basic	$(0.19)	$0.31	$0.16	$0.96
Diluted	$(0.19)	$0.31	$0.15	$0.94
Net earnings per share:
Basic	$0.17	$0.63	$1.17	$1.78
Diluted	$0.16	$0.63	$1.16	$1.76
Average common stock and common equivalent shares outstanding:
Basic	330.8	349.2	337.2	350.7
Diluted	333.4	352.3	339.9	354.4

Certain amounts may not sum due to rounding.

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Sales:
Intelligent Operating Solutions	$698.8	$681.3	$2,086.6	$2,062.3
Advanced Healthcare Solutions	328.3	322.4	950.0	945.8
Total	$1,027.1	$1,003.7	$3,036.6	$3,008.1

Operating Profit:
Intelligent Operating Solutions	$180.7	$169.0	$526.1	$507.2
Advanced Healthcare Solutions	42.5	36.7	100.0	95.8
Other (a)	(63.6)	(33.7)	(131.4)	(98.9)
Total	$159.6	$172.0	$494.7	$504.1

Operating Margins:
Intelligent Operating Solutions	25.9%	24.8%	25.2%	24.6%
Advanced Healthcare Solutions	12.9%	11.4%	10.5%	10.1%
Total	15.5%	17.1%	16.3%	16.8%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
($ and shares in millions, except per share amounts)
(unaudited)

	As of
	September 26, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$430.8	$813.3
Accounts receivable less allowance for doubtful accounts of $18.7 and $19.4, respectively	633.6	661.3
Inventories:
Finished goods	190.8	151.9
Work in process	12.2	15.3
Raw materials	107.6	102.6
Inventories	310.6	269.8
Prepaid expenses and other current assets	303.4	233.6
Current assets, discontinued operations	53.2	614.3
Total current assets	1,731.6	2,592.3

Property, plant and equipment, net of accumulated depreciation of $426.5 and $392.2, respectively	258.7	232.9
Other assets	348.6	348.4
Goodwill	7,276.2	7,216.0
Other intangible assets, net	2,268.4	2,530.5
Other assets, discontinued operations	3.2	4,096.0
Total assets	$11,886.7	$17,016.1

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$1,189.2	$376.2
Trade accounts payable	427.6	425.4
Accrued expenses and other current liabilities	852.7	868.3
Current liabilities, discontinued operations	—	568.5
Total current liabilities	2,469.5	2,238.4

Other long-term liabilities	788.6	847.2
Long-term debt	2,117.1	3,331.1
Long-term liabilities, discontinued operations	—	403.8

Equity:
Common stock: $0.01 par value, 2,000 shares authorized; 368.8 and 366.6 issued; 317.6 and 341.2 outstanding, respectively	3.7	3.7
Additional paid-in capital	4,164.3	4,035.0
Treasury shares, at cost	(2,962.6)	(1,612.3)
Retained earnings	5,264.3	8,227.6
Accumulated other comprehensive loss	34.2	(465.4)
Total Fortive stockholders’ equity	6,503.9	10,188.6
Noncontrolling interests	7.6	7.0
Total stockholders’ equity	6,511.5	10,195.6
Total liabilities and equity	$11,886.7	$17,016.1

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Nine Months Ended
	September 26, 2025	September 27, 2024
Cash flows from operating activities:
Net earnings	$393.5	$624.1
Less: net earnings (loss) from discontinued operations	(52.3)	(334.8)
Net earnings from continuing operations	341.2	289.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization	274.3	277.1
Depreciation	52.0	45.7
Stock-based compensation	96.9	67.1
Loss from equity investments	—	39.4
Change in certain assets and liabilities:
Change in trade accounts receivable, net	56.2	52.1
Change in inventories	(40.2)	(9.2)
Change in trade accounts payable	(4.1)	5.0
Change in prepaid expenses and other assets	(28.0)	(27.1)
Change in accrued expenses and other liabilities	(56.8)	(38.6)
Total operating cash provided by continuing operations	691.5	700.8
Total operating cash provided by discontinued operations	25.8	323.8
Net cash provided by operating activities	717.3	1,024.6

Cash flows from investing activities:
Purchases of property, plant and equipment	(74.7)	(63.5)
Proceeds from sale of property	0.4	0.8
Cash paid for acquisitions, net of cash received	—	(3.7)
All other investing activities	10.8	(1.6)
Total investing cash used in continuing operations	(63.5)	(68.0)
Total investing cash used in discontinued operations	(15.7)	(1,731.8)
Net cash used in investing activities	(79.2)	(1,799.8)

Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	105.8	(571.2)
Repurchase of common shares	(1,345.1)	(423.0)
Payment of dividends	(73.4)	(83.9)
Proceeds from borrowings (maturities greater than 90 days), net of issuance costs	—	1,733.5
Repayment of borrowings (maturities greater than 90 days)	(715.7)	(1,000.0)
Proceeds from Ralliant Dividend	1,150.0	—
All other financing activities	15.6	47.9
Total financing cash used in continuing operations	(862.8)	(296.7)
Total financing cash used in discontinued operations	(160.3)	—
Net cash used in financing activities	(1,023.1)	(296.7)

Effect of exchange rate changes on cash and equivalents	2.5	(5.6)
Net change in cash and equivalents	(382.5)	(1,077.5)
Beginning balance of cash and equivalents	813.3	1,888.8
Ending balance of cash and equivalents	$430.8	$811.3

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
The information presented below reflect GAAP to non-GAAP reconciliations for the non-GAAP measures of Fortive on a continuing operations basis.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings, Adjusted Diluted Net Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin
We disclose the non-GAAP measures of historical adjusted net earnings, historical adjusted diluted net earnings per share, and the non-GAAP measures of historical adjusted earnings before income taxes, interest, depreciation, and amortization (“adjusted EBITDA”), and adjusted EBITDA margin, which to the extent applicable, make the following adjustments to GAAP net earnings, and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition, divestiture, and separation related items;
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”); and
•Excluding on a pretax basis the effect of gains and losses from our equity investments
•Excluding on a pretax basis the effect of foreign currency transaction gains and losses related to Euro-denominated debt; and
•Excluding on a pretax basis (to the extent there is a tax effect) gains and losses from divestitures.
In addition, with respect to the non-GAAP measures of historical adjusted EBITDA and adjusted EBITDA margin, we make the following adjustments to GAAP net earnings before income taxes:
•Excluding on a pretax basis net interest expense;
•Excluding on a pretax basis depreciation expense; and
•Excluding income taxes.

In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward.
We also disclose for each segment of Fortive, the non-GAAP measures of historical adjusted EBITDA and adjusted EBITDA margin, which to the extent applicable, make the following adjustments to GAAP operating profit for the corresponding segment, which is deemed to be the most comparable GAAP measure given interest and taxes are not incurred at the segment level:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition and divestiture related items;
•Excluding on a pretax basis Discrete Restructuring Charges; and
•Excluding on a pretax basis depreciation expense.
Amortization of Acquisition Related Intangible Assets
As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.
Acquisition, Divestiture, and Separation Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration, restructuring, and separation costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. In connection with the Separation, on a continuing operation basis, we also incurred incremental stock-based compensation expense, primarily due to the adjustment of outstanding stock-based awards to preserve the intrinsic value, and the accelerated compensation expense related to certain stock-based awards due to executive retirements. We adjust for transaction costs, incremental costs related to the Separation, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period. Restructuring costs related to the Separation are not included in this adjustment but are instead included in Discrete Restructuring Costs.

Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. These discrete restructuring plans differ in terms of the size, strategic nature and planning requirements, and are often triggered by significant macroeconomic shifts, significant divestitures such as the Separation, or material operational, economic or capital market disruptions. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition as opposed to dispositions are not included in this adjustment but are instead included in acquisition related items. In the fourth quarter of 2024, we initiated a discrete restructuring plan related to the Separation that was expected to be completed by December 31, 2025, and has been extended through the second half of 2026.
Gains and Losses from Equity Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Foreign Currency Transaction Gains and Losses Related to Euro-denominated Debt
We adjust for the effect of unrealized foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt that are not designated as hedging instruments for accounting purpose. As the fluctuations in foreign currency exchange rates continue to remain volatile, we believe this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gains and Losses from Divestitures
In May 2025, we recorded a gain resulting from an immaterial divestiture in our IOS segment. We adjust for gains and losses from divestitures because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines that have been divested or, at the time of reporting, are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to net cash provided by operating activities calculated according to GAAP less payments for capital expenditures.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Core Revenue Growth (unaudited)

	Three Months Ended
	September 26, 2025			September 27, 2024
	Intelligent Operating Solutions	Advanced Healthcare Solutions	Total Fortive	Intelligent Operating Solutions	Advanced Healthcare Solutions	Total Fortive
Total Revenue Growth (GAAP)	2.6%	1.9%	2.3%	2.8%	8.3%	4.5%
Excluding impact of:
Divestitures	0.5%	—%	0.3%	(0.8)%	—%	(0.6)%
Currency exchange rates	(0.9)%	(0.8)%	(0.7)%	(0.3)%	0.9%	0.1%
Core Revenue Growth (Non-GAAP)	2.2%	1.1%	1.9%	1.7%	9.2%	4.0%
Adjusted EBITDA and Adjusted EBITDA Margin from Continuing Operations (unaudited)

	Three Months Ended
	September 26, 2025	September 27, 2024	September 29, 2023
Revenue (GAAP)	$1,027.1	$1,003.7	$960.6

Net Earnings (GAAP)	$117.0	$111.5	$96.1
Interest expense, net	25.4	37.1	29.8
Income taxes	18.0	(2.4)	15.7
Depreciation	17.6	15.8	14.8
Amortization	91.5	92.0	91.8
EBITDA (Non-GAAP)	269.5	254.0	248.2
Pretax acquisition and divestiture, and Separation related items	38.3	0.1	1.7
Pretax discrete restructuring charges	2.1	—	0.9
Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	(0.5)	—	—
Pretax losses from equity investments	—	26.2	3.8
Adjusted EBITDA (Non-GAAP)	$309.4	$280.3	$254.6

Net Earnings Margin from Continuing Operations (GAAP)	11.4%	11.1%	10.0%
Adjusted EBITDA Margin from Continuing Operations (Non-GAAP)	30.1%	27.9%	26.5%

Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin (unaudited)

	Three Months Ended September 26, 2025		Three Months Ended September 27, 2024		Three Months Ended September 29, 2023
$ in millions	Intelligent Operating Solutions	Advanced Healthcare Solutions	Intelligent Operating Solutions	Advanced Healthcare Solutions	Intelligent Operating Solutions	Advanced Healthcare Solutions
Revenue (GAAP)	$698.8	$328.3	$681.3	$322.4	$662.9	$297.7

Operating Profit (GAAP)	$180.7	$42.5	$169.0	$36.7	$156.6	$20.0
Amortization of acquisition-related intangible assets	46.4	45.1	46.9	45.1	46.6	45.2
Acquisition, divestiture, and Separation related items	0.1	0.1	0.1	—	1.7	—
Discrete restructuring charges	2.0	0.1	—	—	0.9	—
Adjusted Operating Profit (Non-GAAP)	229.2	87.8	216.0	81.8	205.8	65.2
Depreciation	12.7	4.5	10.7	4.8	8.6	5.2
Adjusted EBITDA (Non-GAAP)	$241.9	$92.3	$226.7	$86.6	$214.4	$70.4

Operating Profit Margin (GAAP)	25.9%	12.9%	24.8%	11.4%	23.6%	6.7%
Adjusted Operating Profit Margin (Non-GAAP)	32.8%	26.7%	31.7%	25.4%	31.0%	21.9%
Adjusted EBITDA Margin (Non-GAAP)	34.6%	28.1%	33.3%	26.9%	32.3%	23.6%

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share from Continuing Operations (unaudited)

	Three Months Ended
($ in millions, except per share amounts)	September 26, 2025		September 27, 2024		September 29, 2023
		Per share values		Per share values		Per share values
Net Earnings and Net Earnings Per Share (GAAP)	$117.0	$0.35	$111.5	$0.32	$96.1	$0.27
Pretax amortization of acquisition related intangible assets	91.5	0.27	92.0	0.26	91.8	0.26
Pretax acquisition, divestiture, and separation related items	38.3	0.11	0.1	—	1.7	—
Pretax discrete restructuring charges	2.1	0.01	—	—	0.9	—
Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	(0.5)	—	—	—	—	—
Pretax losses from equity investments	—	—	26.2	0.07	3.8	0.01
Tax effect of the adjustments reflected above (a)	(20.1)	(0.06)	(22.4)	(0.06)	(16.3)	(0.04)
Adjusted Net Earnings and Adjusted Net Earnings Per Share (Non-GAAP)	$228.3	$0.68	$207.4	$0.59	$178.0	$0.50

Average Common Diluted Stock Outstanding (shares in millions)		333.4		352.3		356.1

The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Free Cash Flow from Continuing Operations - Trailing Twelve Months (unaudited)

($ in millions)	Three Months Ended				Trailing Twelve Months
	September 26, 2025	June 27, 2025	March 28, 2025	December 31, 2024
Operating Cash Flows (GAAP)	$294.7	$205.0	$191.8	$327.7	$1,019.2
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(28.6)	(25.0)	(21.1)	(22.6)	(97.3)
Free Cash Flow (Non-GAAP)	$266.1	$180.0	$170.7	$305.1	$921.9

($ in millions)	Three Months Ended				Trailing Twelve Months
	September 27, 2024	June 28, 2024	March 29, 2024	December 31, 2023
Operating Cash Flows (GAAP)	$304.7	$217.5	$178.6	$259.8	$960.6
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(21.6)	(19.6)	(22.3)	(23.4)	(86.9)
Free Cash Flow (Non-GAAP)	$283.1	$197.9	$156.3	$236.4	$873.7